Exhibit 23.1

                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-61377) pertaining to the XOX Corporation 1996 Stock Option Plan of our report dated February 26, 1999, with respect to the financial statements of XOX Corporation included in the Annual Report (Form 10-KSB) for the year ended December 31, 1998.

                                        /s/ Ernst & Young LLP

Minneapolis, Minnesota
March 31, 1999